UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 4, 2022 (November 1, 2022)
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Commission File Number: 0-26640

POOL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		36-3943363
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification No.)

109 Northpark Boulevard,
Covington,	Louisiana	70433-5001
(Address of principal executive offices)		(Zip Code)
(985) 892-5521
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	POOL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2022, Pool Corporation (the “Company”) and certain of its subsidiaries entered into Amendment No. 12 to the Receivables Purchase Agreement between Superior Commerce LLC (the “Securitization Subsidiary”), as Seller, SCP Distributors LLC, as the Servicer, the purchasers from time to time party thereto (the “Purchasers”), Wells Fargo Bank, National Association; Truist Bank; Bank of America, N.A. and Wells Fargo Bank, National Association, as Administrative Agent (as amended, the “Amended Receivables Purchase Agreement”) to extend the facility termination date to November 1, 2024 and increase the facility limit during certain months (while maintaining the maximum facility limit of $350,000,000). The amendment also updated the benchmark rate (as further defined within the Amended Receivables Purchase Agreement) from the London Interbank Offered Rate Market Index Rate to the Term Secured Overnight Financing Rate Index Rate (“TSIR”). Amounts outstanding under the Amended Receivables Purchase Agreement bear interest at TSIR plus an applicable margin of 0.75%.

In the ordinary course of business, the Company and its affiliates have engaged, and may in the future engage, certain parties to the Amended Receivables Purchase Agreement or their affiliates to provide commercial banking, investment banking, and other services for which the Company or its affiliates have paid or will pay customary fees or commissions.

The description of the amendments set forth above is qualified by reference to the Amended Receivables Purchase Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

The Amended Receivables Purchase Agreement included as an exhibit to this Form 8-K is included to provide you with information regarding the terms of the agreement and is not intended to provide any other factual or disclosure information about the Company or the other parties thereto. The agreement contains representations, warranties and covenants that the parties thereto made to each other as of specific dates. These representations and warranties may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors or may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1
Amendment No. 12, to the Receivables Purchase Agreement, dated November 1, 2022, among Superior Commerce LLC, as Seller, SCP Distributors LLC, as the Servicer, Pool Corporation as the Performance Guarantor, the Purchasers from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POOL CORPORATION

By:	/s/ Melanie Housey Hart
Melanie Housey Hart
Vice President and Chief Financial Officer

Dated: November 4, 2022